Exhibit 99.01

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") made and entered into this 27th day of November 2018 (the "Execution Date"),

BETWEEN:

MJ Syndicated, Inc. a Florida Corporation of

_______________________________, FL 33436

And

SIMPLY HERBALS, Nervanah Herbal Medicine Company of

_______________________________TN 37660

(individually and collectively the Joint Venture Participants “JVP”).

BACKGROUND:

A.The JVP wish to associate themselves in business of Selling a variety of Health-related products.

B.This Agreement sets out the terms and conditions that govern the Joint Venture.

IN CONSIDERATION OF and as a condition of the JVP entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

Formation

1.       By this Agreement the Participants enter into a general Joint Venture (the "Joint Venture") in accordance with the laws of The State of Florida. The rights and obligations of the JVP will be as stated in the applicable legislation of The State of Florida except as otherwise provided in this Agreement.

Name

2.        The firm name of the Joint Venture will be: TBD

Purpose

3.         The purpose of the Joint Venture will be: Manufacturing and Selling Health Related products.

4.         The Joint Venture is a fixed term Joint Venture beginning November 27, 2018 and ending November 30th, 2019 or as otherwise provided in this Agreement. Where the Joint Venture is entered for a fixed term and the Joint Venture continues after the expiration of that term then in the absence of an express new agreement, the rights and duties of the Participants remain the same as they were at the expiration of that term so far as those terms are consistent with a Joint Venture at will.

Place of Business

5.         The principal office of the business of the Joint Venture will be located at__________________________, FL 33434 or such other place as the Participants may from time to time designate.

Capital Contributions

6.          Each of the Participants will contribute to the capital of the Joint Venture, in cash or property in agreed upon value. All Participants will contribute their respective Contributions as agreed.

Withdrawal of Capital

7.        No participant will withdraw any portion of their Contribution without the express written consent of the other Participant.

Additional Capital

8.        Capital Contributions may be amended from time to time, according to the requirements of the Joint Venture provided that the interests of the Participants are not affected, except with the unanimous consent of the Participants. No Participant will be required to make Additional Capital Contributions. Whenever additional capital is determined to be required and an individual Participant is unwilling or unable to meet the additional contribution requirement within a reasonable period, as required by Joint Venture business obligations, remaining Participants may contribute in proportion to their existing Capital Contributions to resolve the amount in default. In such case the allocation of profits or losses among all the Participants will be adjusted to reflect the aggregate change in Capital Contributions by the Participants.

9.          Any advance of money to the Joint Venture by any Participant in excess of the amounts provided for in this Agreement or subsequently agreed to as Additional Capital Contribution will be deemed a debt owed by the Joint Venture and not an increase in Capital Contribution of the Participant. This liability will be repaid with interest at rates and times to be determined by a majority of the Participants within the limits of what is required or permitted in the Act. This liability will not entitle the lending Participant to any increased share of the Joint Venture's profits nor to a greater voting power. Such debts may have preference or priority over any other payments to Participants as may be determined by a majority of the Participants.

Capital Accounts

10.         An individual capital account (the "Capital Accounts") will be maintained for each Participant and their Initial Capital Contribution will be credited to this account. Any Additional Capital Contributions made by any Participant will be credited to that Participant's individual Capital Account.

Interest on Capital

11.          No borrowing charge or loan interest will be due or payable to any Participant on their agreed Capital Contribution inclusive of any agreed Additional Capital Contributions.

Financial Decisions

12.           Decisions regarding the distribution of profits, allocation of losses, and the requirement for Additional Capital Contributions as well as all other financial matters will be decided by a unanimous vote of the Participants.

Profit and Loss

13.         Subject to any other provisions of this Agreement, the net profits and losses of the Joint Venture, for both accounting and tax purposes, will accrue to and be borne by the Participants in proportion to the Participants' Capital Contributions inclusive of any Additional Capital Contributions (the "Profit and Loss Distribution").

Books of Account

14.          Accurate and complete books of account of the transactions of the Joint Venture will be kept in accordance with generally accepted accounting principles (GAAP) and at all reasonable times will be available and open to inspection and examination by any Participant. The books and records of the Joint Venture will reflect all the Joint Venture’s transactions and will be appropriate and adequate for the business conducted by the Joint Venture.

Annual Report

15.        As soon as practicable after the close of each fiscal year, the Joint Venture will furnish to each Participant an annual report showing a full and complete account of the condition of the Joint Venture. This report will consist of at least the following documents:

a.a statement of all information as will be necessary for the preparation of each Participant's income or other tax returns;

b.a copy of the Joint Venture's federal income tax returns for that fiscal year;

c.supporting income statement;

d.a balance sheet;

e.a cash flow statement;

f.a breakdown of the profit and loss attributable to each Participant; and

g.any additional information that the Participants may require.

Banking and Joint Venture Funds

16.        The funds of the Joint Venture will be placed in such investments and banking accounts as will be designated by the Participants.  Joint Venture funds will be held in the name of the Joint Venture and will not be commingled with those of any other person or entity.

Fiscal Year

17.        The fiscal year will end on the 31st day of December of each year.

Audit

18.         Any of the Participants will have the right to request an audit of the Joint Venture books. The cost of the audit will be borne by the Joint Venture. The audit will be performed by an accounting firm acceptable to all the Participants. Not more than one (1) audit will be required by any or all of the Participants for any fiscal year.

Management

19.           Except as all of the Participants may otherwise agree in writing, all actions and decisions respecting the management, operation and control of the Joint Venture and its business will be decided by a majority vote of the Participants.

Contract Binding Authority

20.           All actions and decisions with respect to binding the Joint Venture in contract requires the consent of a majority of the Participants.

Tax Matters Participant

21.          The tax matters Participant will be MJ Syndicated Inc. (the "Tax Matters Participant"). The Tax Matters Participant will prepare, or cause to be prepared, all tax returns and reports for the Joint Venture and make any related elections that the Participants deem advisable.

22.         A Tax Matters Participant can voluntarily withdraw from the position of Tax Matters Participant or can be appointed or replaced by a majority vote of the other Participants. In the event of a withdrawal of the Tax Matters Participant from the Joint Venture, the remaining Participants will appoint a successor as soon as practicable.

Meetings

23.         Regular meetings of the Participants will be held quarterly.

24.         Any Participant can call a special meeting to resolve issues that require a vote, as indicated by this Agreement, by providing all Participants with reasonable notice. In the case of a special vote, the meeting will be restricted to the specific purpose for which the meeting was held.

25.       All meetings will be held at a time and in a location that is reasonable, convenient and practical considering the situation of all Participants.

Admitting a New Participant

26.        A new Participant may only be admitted to the Joint Venture with a unanimous vote of the existing Participants.

27.        Any new Participant agrees to be bound by all the covenants, terms, and conditions of this Agreement, inclusive of all current and future amendments. Further, a new Participant will execute such documents as are needed to affect the admission of the new Participant. Any new Participant will receive such business interest in the Joint Venture as determined by a unanimous decision of the other Participants.

Voluntary Withdrawal of a Participant

28. Any Participant will have the right to voluntarily withdraw from the Joint Venture at any time. Written notice of intention to withdraw must be served in writing upon the remaining Participants at least Thirty (30) business days prior to the withdrawal date.

29.          The voluntary withdrawal of a Participant will result in the dissolution of the Joint Venture.

30.             A Dissociated Participant will only exercise the right to withdraw in good faith and will act to minimize any present or future harm done to the remaining Participants as a result of the withdrawal.

Involuntary Withdrawal of a Participant

31.             Events resulting in the involuntary withdrawal of a Participant from the Joint Venture will include,  but not be limited to: death of a Participant; Participant mental incapacity; Participant disability preventing reasonable participation in the Joint Venture; Participant incompetence; breach of fiduciary duties by a Participant; criminal conviction of a Participant; Expulsion of a Participant; Operation of Law against a Participant; or any act or omission of a Participant that can reasonably be expected to bring the business or societal reputation of the Joint Venture into disrepute.

32.           The involuntary withdrawal of a Participant will result in the dissolution of the Joint Venture.

33.          A trustee in bankruptcy or similar third party who may acquire that Dissociated Participant's interest in the Joint Venture will only acquire that Participant's economic rights and interests and will not acquire any other rights of that Participant or be admitted as a Participant of the Joint Venture or have the right to exercise any management or voting interests.

Dissociation of a Participant

34.         Where the dissociation of a Participant for any reason results in the dissolution of the Joint Venture then the Joint Venture will proceed in a reasonable and timely manner to dissolve the Joint Venture, with all debts being paid first, prior to any distribution of the remaining funds. Valuation and distribution will be determined as described in the Valuation of Interest section of this Agreement.

35.          The remaining Participants retain the right to seek damages from a Dissociated Participant where the dissociation resulted from a malicious or criminal act by the Dissociated Participant or where the Dissociated Participant had breached their fiduciary duty to the Joint Venture or was in breach of this Agreement or had acted in a way that could reasonably be foreseen to bring harm or damage to the Joint Venture or to the reputation of the Joint Venture.

Dissolution

36.             Except as otherwise provided in this Agreement, the Joint Venture may be dissolved only with the unanimous consent of all Participants.

Distribution of Property on Dissolution of Joint Venture

37.           In the event of the dissolution of the Joint Venture, each Participant will share in any remaining assets or liabilities of the Joint Venture in proportion to the Participants' Capital Contributions inclusive of any Additional Capital Contributions (the "Dissolution Distribution").

38.          Upon Dissolution of the Joint Venture and liquidation of Joint Venture Property, and after payment of all selling costs and expenses, the liquidator will distribute the Joint Venture assets to the following groups according to the following order of priority:

a.in satisfaction of liabilities to creditors except Joint Venture obligations to current Participants;

b.in satisfaction of Joint Venture debt obligations to current Participants; and then

c.to the Participants according to the Dissolution Distribution described above.

39.         The claims of each priority group will be satisfied in full before satisfying any claims of a lower priority group. Any excess of Joint Venture assets after liabilities or any insufficiency in Joint Venture assets in resolving liabilities under this section will be shared by the Participants according to the Dissolution Distribution described above.

Valuation of Interest

40.         In the absence of a written agreement setting a value, the value of the Joint Venture will be based on the fair market value appraisal of all Joint Venture assets (less liabilities) determined in accordance with generally accepted accounting principles (GAAP). This appraisal will be conducted by an independent accounting firm agreed to by all Participants. An appraiser will be appointed within a reasonable period of the date of withdrawal or dissolution. The results of the appraisal will be binding on all Participants. A withdrawing Participant's interest will be based on that Participant's proportion of the Dissolution Distribution described above, less any outstanding liabilities the withdrawing Participant may have to the Joint Venture. The intent of this section is to ensure the survival of the Joint Venture despite the withdrawal of any individual Participant.

41. No allowance will be made for goodwill, trade name, patents or other intangible assets, except where those assets have been reflected on the Joint Venture books immediately prior to valuation.

Goodwill

42. The goodwill of the Joint Venture business will be assessed at an amount to be determined by appraisal using generally accepted accounting principles (GAAP).

Title to Joint Venture Property

43.         Title to all Joint Venture Property will remain in the name of the Joint Venture. No Participant or group of Participants will have any ownership interest in such Joint Venture Property in whole or in part.

Voting

44.Any vote required by the Joint Venture will be assessed where each Participant receives one vote carrying equal weight.

Force Majeure

45.A Participant will be free of liability to the Joint Venture where the Participant is prevented from executing their obligations under this Agreement in whole or in part due to force majeure, such as earthquake, typhoon, flood, fire, and war or any other unforeseen and uncontrollable event where the Participant has communicated the circumstance of said event to any and all other Participants and taken any and all appropriate action to mitigate said event.

Duty of Loyalty

46.No Participant will engage in any business, venture or transaction, whether directly or indirectly, that might be competitive with the business of the Joint Venture or that would be in direct conflict of interest to the Joint Venture without the unanimous written consent of the remaining Participants. Any and all businesses, ventures or transactions with any appearance of conflict of interest must be fully disclosed to all other Participants. Failure to comply with any of the terms of this clause will be deemed an Involuntary Withdrawal of the offending Participant and may be treated accordingly by the remaining Participants.

Duty of Accountability for Private Profits

47.Each Participant must account to the Joint Venture for any benefit derived by that Participant without the consent of the other Participants from any transaction concerning the Joint Venture or any use by that Participant of the Joint Venture property, name or business connection. This duty continues to apply to any transactions undertaken after the Joint Venture has been dissolved but before the affairs of the Joint Venture have been completely wound up by the surviving Participant or Participants or their agent or agents.

Duty to Devote Time

48.Each Participant will devote such time and attention to the business of the Joint Venture as the majority of the Participants will from time to time reasonably determine for the conduct of the Joint Venture business.

Actions Requiring Unanimous Consent of the Participants

49.The following list of actions will require the unanimous consent of all Participants:

a.committing the Joint Venture to new liabilities or obligations totaling To Be Determined;

and

b.incurring single expenditures that exceed “To Be Determined”.

50.Any losses incurred as a result of a violation of this section will be charged to and collected from the individual Participant that acted without unanimous consent and caused the loss.

Forbidden Acts

51.No Participant may do any act in contravention of this Agreement.

52.No Participant may permit, intentionally or unintentionally, the assignment of express, implied or apparent authority to a third party that is not a Participant in the Joint Venture.

53.No Participant may do any act that would make it impossible to carry on the ordinary business of the Joint Venture.

54.No Participant may confess a judgment against the Joint Venture.

55.No Participant will have the right or authority to bind or obligate the Joint Venture to any extent with regard to any matter outside the intended purpose of the Joint Venture.

56.Any violation of the above Forbidden Acts will be deemed an Involuntary Withdrawal of the offending Participant and may be treated accordingly by the remaining Participants.

Indemnification

57.All Participants will be indemnified and held harmless by the Joint Venture from and against any and all claims of any nature, whatsoever, arising out of a Participant's participation in Joint Venture affairs. A Participant will not be entitled to indemnification under this section for liability arising out of gross negligence or willful misconduct of the Participant or the breach by the Participant of any provisions of this Agreement.

Liability

58.A Participant will not be liable to the Joint Venture, or to any other Participant, for any mistake or error in judgment or for any act or omission done in good faith and believed to be within the scope of authority conferred or implied by this Agreement or the Joint Venture.

Liability Insurance

59.The Joint Venture may acquire insurance on behalf of any Participant, employee, agent or other person engaged in the business interest of the Joint Venture against any liability asserted against them or incurred by them while acting in good faith on behalf of the Joint Venture.

Amendments

60.This Agreement may not be amended in whole or in part without the unanimous written consent of all Participants.

Jurisdiction

The Participants submit to the jurisdiction of the courts of The State of Florida for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement.

Definitions

61.For the purpose of this Agreement, the following terms are defined as follows:

a."Additional Capital Contributions" means Capital Contributions, other than Initial Capital Contributions, made by Participants to the Joint Venture.

b."Capital Contribution" means the total amount of cash or Property contributed to the Joint Venture by any one Participant.

c."Dissociated Participant" means any Participant who is removed from the Joint Venture through a voluntary or involuntary withdrawal as provided in this Agreement.

d."Expulsion of a Participant" can occur on application by the Joint Venture or another Participant, where it has been determined that the Participant:

i.has engaged in wrongful conduct that adversely and materially affected the Joint Venture's business;

ii.has willfully or persistently committed a material breach of this Agreement or of a duty owed to the Joint Venture or to the other Participants; or

iii.has engaged in conduct relating to the Joint Venture's business that makes it not reasonably practicable to carry on the business with the Participant.

e."Initial Capital Contribution" means Capital Contributions made by any Participant to acquire an interest in the Joint Venture.

f."Operation of Law" means rights or duties that are cast upon a party by the law, without any act or agreement on the part of the individual including, but not limited to, an assignment for the benefit of creditors, a divorce, or a bankruptcy.

Miscellaneous

62.Time is of the essence in this Agreement.

63.This Agreement may be executed in counterpart.

64.Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

65.If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

66.This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

67.This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Participant's successors, assigns, executors, administrators, beneficiaries, and representatives.

68.Any notices or delivery required here will be deemed completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.

69.All of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

IN WITNESS WHEREOF the Participants have duly affixed their signatures under hand on this 27th day of November 2018.

 MJ Syndicated, Inc.Simply Herbals

Per: __/s/ Maxine Pierson________Per: ____________________

CEO: MJ Syndicated, Inc    CEO: Simply Herbals, Inc.